EXHIBIT 10.5

LOCK UP AGREEMENT

1.This Lock Up Agreement (the “Lock Up Agreement”) regarding shares of Common Stock, par value $0.0001 per share, of BrooQLy Inc. (“BRQL”) , is entered into in connection with the transactions described in the Securities Purchase Agreement dated February 25, 2025 (the “SPA”) as it pertains to the new officers and directors  of BRQL following execution of the SPA, and the following current officers/directors/shareholders of  BRQL, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou (collectively, the “BRQL Shareholders”).

2.The BRQL Shareholders agree to a Lock-up period of 6 months from the Execution Date of the SPA, February 25, 2025, resulting in their shares being locked up until August 25, 2025 (the “Lock-Up Period).

3. The new officers or directors and/or the  new Board of Directors agree not to issue any BRQL shares to the new BRQL officers and/or directors  for a period of 9 months following the Execution Date of the SPA (February 25, 2025), resulting in no such issuances being issued until after October 25, 2025. Notwithstanding the foregoing, the BRQL Shareholders acknowledge and agree that this limitation and restriction shall not restrict the conversion of that Convertible Promissory Note of even or near date herewith (the “Note”), referenced in the SPA, which by its terms is convertible into shares of preferred or common stock at the option of the holder of the Note.

4.In consideration of the execution of the Agreement by the Parties and for other good and valuable consideration, the  BRQL Shareholders  hereby irrevocably agree that during the Lock-Up Period they will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition BRQL shareholders in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (c) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of BRQL; or (d) publicly disclose the intention to do any of the foregoing during the Lock-Up Period. The foregoing shall not be enforceable with respect to private transactions completed by the BRQL Shareholders during the Lock-Up Period; provided, however, that all such shares sold or otherwise conveyed in such private transactions (the “Private Transaction Shares”) shall be subject to the terms of this Agreement, and any certificates representing such Private Transaction Shares shall include a restrictive legend referencing this Lock Up Agreement

5. Grant of Option to Acquire Preferred Stock.  BRQL hereby grants to the BRQL Shareholders an option (the “Option”) to exchange shares of BRQL common stock held by the BRQL Shareholders for shares of BRQL preferred stock, pursuant to the following terms and conditions:

a. Each BRQL Shareholder shall have the right to exchange thirty percent (30%) of the number of shares of BRQL common stock held by such BRQL Shareholder indicated on the signature page hereto and to which this Lock Up Agreement applies. Such twenty percent shall be referred to herein as the “Exchange Shares.”

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b. The Exchange Shares may be exchanged for that series of BRQL Preferred Stock into which the Note may be converted by the holder of such Note (the “Preferred Stock”). Each one Exchange Share may be exchanged for one share of the Preferred Stock.

c. Each BRQL Shareholder may exchange all or any portion of the Exchange Shares for the Preferred Stock beginning on the date on which the Preferred Stock is created by the filing of a Certificate of Designation of Rights and Preferences. The Option shall expire at the end of the Lock-Up Period. During the Lock-Up Period, the BRQL Shareholder may provide to BRQL an executed and completed copy of the Notice of Exchange as set forth in Exhibit A hereto.

d. Each BRQL Shareholder acknowledges and agrees that any shares of common stock into which the Preferred Stock may be converted shall be subject to the terms and conditions of this Lock Up Agreement, including the Lock-Up Period and the Leak-Out Period (discussed below).

6. Following the expiration of the Lock-Up Period, the BRQL Shareholders agree to a leak-out restriction whereby no more than twenty-five percent (25%) of the total shares held by each of the BRQL officers/directors may be sold per month for a period of four (4) months following the Lock-Up Period (the "Leak-Out Period").

7. This Lock Up Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

8. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Lock Up Agreement as of the date set forth above.

BRQL SHAREHOLDERS:

/s/ Panagiotis Lazaretos	900,000
Name: Panagiotis Lazaretos	Number of shares of BRQL common stock
subject to this Lock Up Agreement

/s/ Helen V. Maridakis	200,000
Name: Helen V. Maridakis	Number of shares of BRQL common stock
subject to this Lock Up Agreement

/s/ Nikolaos Ioannou	900,000
Name: Nikolaos Ioannou	Number of shares of BRQL common stock
subject to this Lock Up Agreement

BrooQLy Inc.

By:	/s/ Kent B. Wilson
Name:	Kent B. Wilson
Title:	CEO

EXHIBIT A

NOTICE OF EXCHANGE

(To be executed by the registered Shareholder

to exchange shares of Common Stock)

The undersigned hereby elects to exchange the number of shares of Common Stock indicated below into shares of Series C Convertible Preferred Stock, (the “Preferred Stock”), of BrooQLy, Inc., (the “Company”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (if certificated) and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the Shareholder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to effect exchange

Number of shares of Common Stock to be exchanged

Number of shares of Series C Preferred Stock to be issued

Name of Shareholder

Address of Shareholder

Authorized Signature